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                                                           ANNEX A

        SALOMON BROTHERS INC
        Seven World Trade Center
        New York, New York 10048

        Telephone: (212) 783-7000

July 31, 1996

Board of Directors
Yale International, Inc.
6805 Morrison Boulevard, Suite 450
One Morrocroft Centre
Charlotte, North Carolina 28211          (Salomon Brothers Logo appears here)

Ladies and Gentlemen:

     American Enterprises Acquisition Corp., a wholly owned subsidiary of American Enterprises, L.L.C. (collectively, "American Enterprises"), has commenced a tender offer (the "American Enterprises Offer") to purchase (i) all outstanding shares of Class A Common Stock, par value $0.01 per share (the "Shares"), of Yale International, Inc. ("Yale" or the "Company") not owned by American Enterprises, including the common stock purchase rights (the "Rights") associated therewith and issued pursuant to the Rights Agreement dated as of November 11, 1995, between the Company and Chemical Mellon Shareholder Services, L.L.C., as Rights Agent, as amended as of January 8, 1996, at a price of $16.50 per Share (and associated Right) and (ii) all outstanding warrants to purchase Shares issued by the Company (the "Warrants") at the Spread (as defined in the Schedule 14D-1, dated July 19, 1996, as amended, the "Schedule 14D-1"). The terms of the American Enterprises Offer are more fully set forth in the Schedule 14D-1 filed by American Enterprises with the Securities and Exchange Commission. You have asked for our opinion as investment bankers as to the adequacy of the American Enterprises Offer, from a financial point of view, to the holders of Shares other than American Enterprises (the "Non-American Enterprises Holders").

     As you are aware, we have acted as financial advisor to the Board of Directors of the Company in connection with its review of the American Enterprises Offer and will receive a fee for our services, including a fee in the event certain transactions are consummated. In addition, in the ordinary course of our business, we may actively trade the debt and equity securities of the Company for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

     In connection with rendering our opinion, we have reviewed and analyzed material bearing upon the financial and operating condition and prospects of the Company including, among other things, the following: (i) the Schedule 14D-1;
(ii) certain publicly available information concerning Yale, including the Annual Reports on Form 10-K of the Company for the years ended June 30, 1994 and June 30, 1995, the Quarterly Reports on Form 10-Q of the Company for the quarters ended September 30, 1995, December 31, 1995 and March 31, 1996 and the Current Report on Form 8-K of the Company filed on April 19, 1996; (iii) certain internal information of the Company, primarily financial in nature (including projections, forecasts and analyses prepared by or on behalf of the Company's management), concerning the business, assets, liabilities, operations and prospects of the Company furnished to us by the Company for purposes of our analysis; (iv) certain publicly available information concerning the trading of, and the trading market for, the Shares; (v) certain publicly available information with respect to certain publicly traded companies that we believe to be comparable to the Company and the trading markets for certain of such other companies' securities; (vi) certain publicly available information concerning the nature and terms of certain other acquisition transactions that we consider relevant to our inquiry; (vii) certain publicly available information about American Enterprises, its principals and Danaher Corporation, an affiliate of American Enterprises, and certain transactions in which they have been involved; and (viii) the financial terms of the American Enterprises Offer. We have also met with certain officers and employees of the Company to discuss matters we believe relevant to our inquiry including the past and current business operations, financial condition and prospects of the Company.

In our review and analysis and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided to us or publicly available and have neither attempted independently to verify nor assumed any responsibility for verifying any of such information. With respect to

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        SALOMON BROTHERS INC

                                       2

                                           (Salomon Brothers Logo appears here)

financial projections and forecasts, we have assumed that they were reasonably prepared and reflect the best currently available estimates and judgment of the Company's management as to the future financial performance of the Company and we express no view with respect to such projections or forecasts or the assumptions on which they were based. We have not made or obtained or assumed any responsibility for making or obtaining any independent evaluations or appraisals of any of the Company's assets, properties or facilities, nor have we been furnished with any such evaluations or appraisals.

     In conducting our analysis and arriving at our opinion as expressed herein, we have considered such financial and other factors as we have deemed appropriate under the circumstances including, among others, the following: (i) the historical and current financial position and results of operations of the Company; (ii) the business prospects of the Company; (iii) the historical and current market for the Shares and for the equity securities of certain other companies that we believe to be comparable to the Company; (iv) the nature and terms of certain other acquisition transactions that we believe to be relevant; and (v) the nature and terms of certain transactions involving principals of American Enterprises or Danaher Corporation. We have also taken into account our assessment of general economic, market and financial conditions as well as our experience in connection with similar transactions and securities valuation generally. Our opinion necessarily is based upon conditions as they exist and can be evaluated on the date hereof and we assume no responsibility to update or revise our opinion based upon circumstances or events occurring after the date hereof. Our opinion is for the sole benefit of the Board of Directors in its consideration of the American Enterprises Offer and is, in any event, limited to the adequacy, from a financial point of view, of the American Enterprises Offer to the Non-American Enterprises Holders and does not constitute a recommendation to any Non-American Enterprises Holder as to whether such holder should tender Shares or Warrants in the American Enterprises Offer.

     Based upon and subject to the foregoing, it is our opinion as investment bankers that as of the date hereof, the American Enterprises Offer is inadequate, from a financial point of view, to the Non-American Enterprises Holders.

                                          Very truly yours,

                                          /s/ Salomon Brothers Inc